Exhibit 10.34

AMENDMENT NUMBER 2008-1

TO SERVICES AGREEMENT

This is Amendment Number 2008-1 (this “Amendment”) to the Services Agreement made January 1, 2001, as amended effective January 1, 2002 and as of December 31, 2007, by and among ING Life Insurance and Annuity Company and the affiliated insurance companies specified in Exhibit B to the Services Agreement (or the successors by merger to such affiliated insurance companies) (the “Agreement”). This Amendment is effective October 1, 2008. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

1.      Background: The parties to the Agreement are affiliates under the common control of ING Groep, N.V. (“ING”) that possess certain resources, including experienced personnel, facilities and equipment, which enable each of them to provide Services to the other parties to the Agreement. ING recently acquired 100% of ING Institutional Plan Services, LLC (formerly known as CitiStreet LLC) (“IIPS”). The parties to the Agreement recognize that IIPS also possesses certain resources, including experienced personnel, facilities and equipment which would enable IIPS to provide certain Services to the parties to the Agreement and the parties desire to obtain certain Services from IIPS. Additionally, IIPS recognizes the resources possessed by the parties to the Agreement and desires to obtain certain Services from the parties to the Agreement. Accordingly, each of the parties to the Agreement desire to amend the Agreement to: (i) add IIPS as a party thereto and amend Exhibit B of the Agreement to reflect deletions/additions of parties as a result of mergers and dispositions since the effective date of the Agreement; (ii) specify that expenses incurred and payments received shall be allocated to the Service Provider in conformity with customary insurance accounting practices; (iii) amend section 12 of the Agreement to provide that amendments to the Agreement and certain assignments of the Agreement to affiliates will require approval of domiciliary state insurance departments of each U.S. insurance company Service Provider; and (iv) update the Exhibits of Services to clarify the inclusion of the provision of services with respect to non-insurance products as well as insurance products.

2.      Amendment to Exhibit B of the Agreement. Exhibit B of the Agreement is hereby deleted and the form of Exhibit B attached to this Amendment is substituted in lieu thereof.

3.      Amendment to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby amended by the addition of the following as the final sentence thereof: “Expenses incurred by the Service Provider and payment received from the Service Provider shall be allocated to the Service Provider in conformity with customary insurance accounting practices.”

4.      Amendment to Section 12 of the Agreement. Section 12 of the Agreement is hereby amended by the addition of the following as the second sentence thereof: “Assignment by any party of all or a portion of its rights and obligations under this Agreement to an affiliate will (i) require the approval of the domiciliary state insurance department of each insurance company that is a party to this Agreement and that will either receive services from, or provide services to, such affiliate assignee; and (ii) be subject to the state insurance holding company act provisions governing transfers and assignments of the assignor’s domiciliary state, to the extent that the assignor is a U.S. insurance company.”

Additionally, Section 12 of the Agreement is hereby further amended by the addition of the following at the end of the fourth sentence thereof (following the immediately preceding sentence addition): “and with the prior approval of the domiciliary state insurance department of each U.S. insurance company that is a party to this Agreement.”

5.      Amendment and Restatement of Exhibit A Exhibits. The List of Exhibits and Exhibits A-1, A-3, A-8, A-12, and A-13 of the Agreement are hereby deleted and the forms of List of Exhibits and Exhibits A-1, A-3, A-8, A-12 and A-13 attached to this Amendment are substituted in lieu thereof.

6.      Execution of this Amendment by IIPS. By executing this Amendment, IIPS hereby acknowledges and agrees to all of the terms and conditions of the Agreement, as amended by this Amendment, and the other parties to the Agreement hereby acknowledge and agree that IIPS is a party to the Agreement, as amended by this Amendment as of the effective date of this Amendment.

7.      Amended Agreement. Except as specifically amended by this Amendment, each and every term of the Agreement remains in full force and effect.

8.      Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed as of the date first above written.

ING LIFE INSURANCE AND ANNUITY COMPANY
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Senior Vice President and Treasurer

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Senior Vice President and Treasurer

RELIASTAR LIFE INSURANCE COMPANY
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Senior Vice President and Treasurer

SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Senior Vice President and Treasurer

MIDWESTERN UNITED LIFE INSURANCE COMPANY
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Senior Vice President and Treasurer

ING INSTITUTIONAL PLAN SERVICES, LLC
By:	/s/	David Pendergrass
Name:		David Pendergrass
Title:		Vice President and Treasurer

LIST OF EXHIBITS

A-1	Underwriting and New Business Processing Services

A-2	Licensing and Contracting Services

A-3	Policyowner/Contractowner and Claims or Other Business Processing Services

A-4	Actuarial Services

A-5	Information Services

A-6	Legal, Risk Management and Compliance Services

A-7	Human Resource Services

A-8	Marketing and Sales Promotion Services

A-9	Tax Services

A-10	Reinsurance Management and Administration Services

A-11	Management Services

A-12	Printing, Record, File, Mail and Supply Services

A-13	Financial Management Services for Retail and Other Customer Products

A-14	Pricing, Trading, Performance Reporting and Accounting Services for Variable Products

B	Addresses for Notices

Exhibit A-1

Underwriting and New Business Processing Services

Services related to underwriting for insurance products and new business processes for insurance and non-insurance products including, but not limited to:

1.	Underwriting and risk consulting services.

2.	Analysis of underwriting standards.

3.	Assistance and advice in the development of appropriate underwriting standards in accordance with all laws and regulations of the Company’s state.

4.	Perform underwriting in accordance with Company guidelines.

5.	Provide medical and/or technical support and advice to underwriting.

6.	Approve for issue all applications which meet underwriting criteria.

7.	Process all approved applications and issue and deliver policies to policyholders.

8.	Financial and other reporting in connection with underwriting and new business processing.

Exhibit A-2

Licensing and Contracting Services

Services related to producer licensing and contracting including, but not limited to:

1.	Assist with pre-appointment investigations of producers.

2.	Administer producer licenses, contracts and producer compensation and maintain a computer database for license and contract status.

Exhibit A-3

Policyowner/Contractowner and Claims or Other Business Processing Services

Services related to policyowner or contractowner and claims or other business processing including, but not limited to:

1.	Bill policyholders or contractowners.

2.	Collect premiums or deposits.

3.	Respond to customer inquiries by phone or letter.

4.	Administer policy or contract changes.

5.	Administration and support for claims or other business processing requests.

6.	Process claims and/or render legal, medical or technical support and advice relating to the processing, settlement and payment of claims.

7.	Surrender, lapse and maturity processing.

8.	Distribute benefits.

9.	Financial and other reporting in connection with policyowner/contractowner, claims and other business processing services.

Exhibit A-4

Actuarial Services

Actuarial related services including but not limited to:

1.	Actuarial consulting services, including clerical, technical and product actuarial support and product development support.

2.	Prepare actuarial reports, opinions and memoranda and assist with asset/liability management and cash flow testing.

3.	Conduct product experience studies.

4.	Prepare reserve calculations and valuations.

5.	Develop new products.

6.	Evaluate product performance versus expectations.

7.	Financial and other reporting in connection with actuarial services.

Exhibit A-5

Information Services

Services related to information management including, but not limited to:

1.	Professional, technical, supervisory, programming and clerical support for information services.

2.	Informational and computer services may be in the nature of applications and programming support, enhancing existing systems, helping to install new systems.

3.	Develop data processing systems strategy.

4.	Implement systems strategy.

5.	Program computers.

6.	Provide data center services, including maintenance and support of mainframe and distribution process hardware and software.

7.	Standard systems for product administration, accounts payable, accounting and financial reporting, human resource management and inventory control.

8.	Manage data and voice communications systems.

9.	Manage local area networks and other desktop software and systems.

10.	Provide data security and maintain effective disaster recovery program.

11.	Purchase hardware, software and supplies.

Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Service Provider and any licensor, Service Provider shall, upon termination of this Agreement, grant to Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the Services provided to the Company hereunder if such software is not commercially available and is necessary, in the Company’s reasonable judgment, for the Company to perform subsequent to termination the functions provided by the Service Provider hereunder.

Exhibit A-6

Legal, Risk Management and Compliance Services

Services related to legal, risk management and compliance including, but not limited to:

1.

Provide counsel, advice and assistance in any matter of law, corporate governance and governmental relations, including advisory and consulting services, in connection with the maintenance of corporate existence, licenses, dealing with regulatory agencies, development of products, contracts and legal documents, product approvals, registration and filing of insurance and securities products, handling of claims and matters involving legal controversy, assist with dispute resolution, select, retain and manage outside counsel and provide other legal services as reasonably required or requested.

2.

Provide assistance in any matter relating to risk management, including procurement of fidelity bond insurance, blanket bonds, general liability insurance, property damage insurance, directors’ and officers’ liability insurance, workers compensation, and any other insurance purchased by the Company.

3.

Assist in the development and maintenance of a corporate compliance program and a state insurance fraud reporting program. Assist in maintaining appropriate records and systems in connection with the Company’s compliance obligations under application state law.

4.	Provide assistance with internal audit including review of operational procedures, performance of compliance tests, and assist to independent auditors.

Exhibit A-7

Human Resource Services

Services related to human resource management including, but not limited to:

1.	Personnel recruiting and support services.

2.	Design and implementation of human resources training.

3.	Compensation studies and benefits consulting.

4.	Support employee communications.

5.	Payroll services.

6.	Benefits compensation and design and administration.

7.	Employee relations.

Exhibit A-8

Marketing and Sales Promotion Services

Services related to marketing and sales promotion including, but not limited to:

1.	Prepare sales promotional items, advertising materials and artwork, design, text and articles relevant to such work, including clerical, technical and supervisory support and related communications.

2.	Support general communications with producers.

3.	Conduct formal insurance market and other product market research.

4.	Develop sales illustrations, advertising materials, and software for products, in compliance with applicable state or federal laws.

5.	Design and implement training programs, including product and industry developments and legal compliance.

6.	Distribute to employees and/or agents underwriting guidelines for the products, where applicable.

7.	Analyze and develop compensation and benefit plans for general agents and agents.

8.	Plan and support of producer conferences.

Exhibit A-9

Tax Services

Services related to tax including, but not limited to:

1.	Maintenance of tax compliance, including tax return preparation and review of financial statement tax provisions.

2.	Management of tax and audit appeals, including processing information requests, protest preparation, and participation in any appeals conference.

3.	Direction of tax research and planning, including research of compliance issues for consistency, development of tax strategies and working with new legislative proposals.

4.	Administration of tax liens, levies and garnishment of wages of Company employees and agents

Exhibit A-10

Reinsurance Management and Administration Services

Services related to reinsurance management and administration including, but not limited to:

1.	Advise with respect to reinsurance retention limits.

2.	Advice and support with respect to negotiation of reinsurance treaties.

3.	Advice and support with respect to the management of reinsurer relationships.

Exhibit A-11

Management Services

Services related to general management including, but not limited to:

1.

Consultative and advisory services to the Company’s senior executive officers and staff with respect to conduct of the Company’s business operations and the execution of directives and resolutions of the Company’s Board of Directors pertaining to business operations and functions, including provision of personnel to serve as officers and directors of Company.

2.

Consultation and participation in the Company’s strategic planning process; the development of business goals, objectives and policies; the development of operational, administrative and quality programs; preparation of financial and other reports; and the coordination of such processes, goals, objectives, policies and programs with those of the holding company.

3.

Advice and assistance with respect to maintenance of the Company’s capital and surplus, the development and implementation of financing strategies and plans and the production of financial reports and records.

4.

Representation of the Company’s interests at government affairs and industry meetings; participation in the deliberation and affairs of trade associations and promotion of the Company’s products and relationships with the public.

5.

Consultative, advisory and administrative services to the Company’s senior executive officers and staff in respect to development, implementation and administration of human resource programs and policies, the delivery of communications and information to employees regarding enterprise plans, objectives and results; and the maintenance of employee relations, morale and developmental opportunities.

6.	Direction and performance of internal audits and arrangement for independent evaluation of business processes and internal control.

Exhibit A-12

Printing, Record, File, Mail and Supply Services

Services related to printing, records, files, mail and supplies including, but not limited to:

Printing, record, file, mail and supply services including, maintaining policy or other customer files; document control; production and distribution of standard forms, stationary, business cards and other material; arrangement of warehouse storage space; supply fulfillment; mail processing, delivery and shipping; participation in purchasing agreements; retrieval and production of documents for regulatory examinations and litigation; and development and administration of record retention programs.

Exhibit A -13

Financial Management Services for Retail and Other Customer Products

Services related to accounting and finance for retail life and annuity products and other customer products, including but not limited to:

1.	Consultation, technical assistance and oversight in all matters related to financial management and analysis for all retail life and annuity products and other customer products.

2.	Coordination of product expense pricing reporting and analysis.

3.	Maintenance of financial controls with respect to the balancing and reconciliation of Administrative systems and general ledger suspense accounts.

4.	Treasury operations, including bank reconciliation and disbursement processing.

5.	Accounting and reporting for general and separate account products and other customer products, including preparation of general ledgers, transaction ledgers and trial balances.

6.	Management reporting services, including coordination of the annual planning process and consolidation of monthly and quarterly results.

7.	Consultation and assistance in coordinating the external audit process.

8.	Provide support as necessary for the preparation of financial statements and reports, including monthly, quarterly and annual financial statements on both a statutory and GAAP basis.

9.	Maintenance of cost accounting reports and services in support of monthly management reporting, quarterly and annual external reporting, and budgeting.

Exhibit A -14

Pricing, Trading, Performance Reporting and

Accounting Services for Variable Products

Services related to support of day to day pricing, trading, performance reporting and accounting operations for variable products, including but not limited to:

1.

Pricing. Collect pricing information (net asset value and ordinary income / capital gain distributions) from Investment Companies, and where applicable, calculate the variable account unit value. Provide pricing information to the applicable ING administrative systems / business units and external business partners; pricing calculations for insurance products shall be reported as required by the prospectus for each product.

2.

Trading. Collect net trade data from ING administrative systems, consolidate to a legal entity level per investment option, and submit to Investment Companies; on a daily basis reconcile the shares/trade per ING to Investment Company; provide to ING Treasury wire data for the settlement of trades placed.

3.

Accounting. Post to ledger the entries supporting the trades and wires processed; entries will include any applicable Variable Annuity Account contract charges; daily reconcile entries posted to ledger/market value to Variable Annuity Account liability/reserve; provide Variable Annuity Account data for the Financials and Insurance Company Schedule D.

4.

Investment Company Revenue. Calculate asset based revenue/sub-accounting fees monthly and post accruals to the ledger; collect revenue from investment companies in a timely manner; reconcile amounts received to the estimated calculated, and book actual payments to ledger.

5.	Performance Reporting. Calculate product and investment option level returns in accordance with SEC and NASD guidelines; provide returns to ING applications, web sites, marketing, and field.

EXHIBIT B - ING AFFILIATE COMPANIES

Name	Domestic State	Principal Office	Principal Mailing Address
Security Life of Denver Insurance Company	Colorado	1290 Broadway Denver, CO 80203	5780 Powers Ferry Road, N.W. Atlanta, GA 30327-4390

ING Life Insurance and Annuity Company	Connecticut	One Orange Way Windsor, CT 06095	5780 Powers Ferry Road, N.W. Atlanta, GA 30327-4390

ING USA Annuity and Life Insurance Company	Iowa	909 Locust Street Des Moines, IA 50309	1475 Dunwood Drive West Chester, PA 19380

Midwestern United Life Insurance Company	Indiana	9229 Delegate’s Row Suite 480 Indianapolis, IN 46240	5780 Powers Ferry Road, N.W. Atlanta, GA 30327-4390

ReliaStar Life Insurance Company	Minnesota	20 Washington Avenue South Minneapolis, MN 55401	5780 Powers Ferry Road, N.W. Atlanta, GA 30327-4390

ING Institutional Plan Services, LLC	Delaware	One Heritage Drive North Quincy, MA 02171	Same